A. CATHERINE NGO President & Chief Executive Officer DAVID S. MORIMOTO Executive Vice President & Chief Financial Officer May 2016

Forward-Looking Statements 1 This presentation may contain forward-looking statements concerning: projections of revenues, income/loss, earnings/loss per share, capital expenditures, dividends, capital structure, or other financial items, plans and objectives of management for future operations, future economic performance, or any of the assumptions underlying or relating to any of the foregoing. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words “believes,” “plans,” “intends,” “expects,” “anticipates,” “forecasts,” “hopes,” “should,” “estimates”, “may”, “will”, “target” or words of similar meaning. While we believe that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect. Accordingly, actual results could materially differ from forward-looking statements for a variety of reasons, including, but not be limited to: an increase in inventory or adverse conditions in the Hawaii and California real estate markets and deterioration in the construction industry; adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates, deterioration in asset quality, and losses in our loan portfolio; the impact of local, national, and international economies and events (including natural disasters such as wildfires, tsunamis, storms and earthquakes) on the Company’s business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; deterioration or malaise in domestic economic conditions, including destabilization in the financial industry and deterioration of the real estate market, as well as the impact of declining levels of consumer and business confidence in the state of the economy in general and in financial institutions in particular; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act, changes in capital standards, other regulatory reform, including but not limited to regulations promulgated by the Consumer Financial Protection Bureau, government-sponsored enterprise reform, and any related rules and regulations on our business operations and competitiveness; the costs and effects of legal and regulatory developments, including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; ability to successfully implement our initiatives to lower our efficiency ratio; the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, securities market and monetary fluctuations; negative trends in our market capitalization and adverse changes in the price of the Company’s common shares; political instability; acts of war or terrorism; changes in consumer spending, borrowings and savings habits; failure to maintain effective internal control over financial reporting or disclosure controls and procedures; technological changes; changes in the competitive environment among financial holding companies and other financial service providers; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; our ability to attract and retain skilled employees; changes in our organization, compensation and benefit plans; and our success at managing the risks involved in the foregoing items. For further information on factors that could cause actual results to materially differ from forward-looking statements, please see the Company’s publicly available Securities and Exchange Commission filings, including the Company’s Form 10-K for the fiscal year ended December 31, 2015, and, in particular, the discussion of “Risk Factors” set forth therein. The Company does not update any of its forward-looking statements except as required by law.

Corporate Profile 2 Founded in 1954 by Japanese-American veterans of World War II  Fourth largest financial institution in Hawaii.  2011: $345 million recapitalization, including rights offering.  Profitable every quarter since recapitalization  CPF stock price is up ~ 125% from recapitalization price  3Q2013-1Q2106: Repurchased $240 million of CPF common stock and paid aggregate cash dividends of $51 million.  Today: NYSE market capitalization of approximately $685 million.  Total assets of $5.2 billion  Deposit market share of 11% Source: Market data as of May 6, 2016.

Shareholder Value Drivers 3 Strong Hawaii Market Relationship Banking Growth Opportunities Asset Quality Improvements Technology & Efficiency Enhancements Capital Optimization

 Population of 1.4 million (2015).  Eight major islands – Oahu is home to 70% of the state’s total population.  Real State GDP (2015) $70.8 billion, +2.0% from 2014. Forecasts expect a 2.3% increase in 2016.  Unemployment rate (2015) 3.2% is below the national unemployment rate of 5.0%.  Economy driven primarily by tourism, military & real estate construction industries.  2015 was a record year for tourism with 8.6 million visitor arrivals (+4.1% increase from 2014) and $15.3 billion in visitor spending (2.3% increase from 2014). Hawaii at a Glance 4 Source: US Census Bureau, Bureau of Economic Analysis , Bureau of Labor Statistics, Hawaii Tourism Authority and State of Hawaii Department of Business Economic Development & Tourism

Diversity of Tourism – Visitor Arrivals 5 Source: Hawaii Tourism Authority US West 41.2% US East 21.0% Japan 17.6% Canada 6.1% Australia 4.7% China 2.2% Korea 2.3% Europe 1.7% Other 3.4% Visitor Arrivals 2015

6 Source: Department of Labor, Bureau of Labor Statistics. Note: National data as of April 2016 and Hawaii data as of March 2016. Consistently Lower Unemployment Rates 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% U.S. 5.0% Hawaii 3.1%

7 Source: Honolulu Board of Realtors & National Association of Realtors . Data as of March 2016. Strong Real Estate Market $725.0 $224.3 $0.0 $100.0 $200.0 $300.0 $400.0 $500.0 $600.0 $700.0 $800.0 $900.0 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 T h ous an d s Existing Single Family Home Median Sales Price Oahu U.S.

Continued Growth and Development 8 1. Residential High-Rise Condominium Development in Honolulu  Proposed master plan includes 22 new high-rise towers in Honolulu.  Ten developments have completed successful sales and begun construction or have completed construction over the past few years. 2. Rail Construction  $6.6+ billion, 20-mile route. First section scheduled to be completed in early 2019 and full route to be in operation by 2021. 3. Modernization of Honolulu International Airport  $1.7 billion effort that began in 2013 and was originally expected to be completed by the end of 2017 has been extended to 2020. 4. Military Construction  Hawaii was approved for more than $470 million in military construction spending and infrastructure investment for fiscal year 2016 as part of the National Defense Authorization Act. 5. International Market Place Redevelopment in Waikiki  $350 million project that started in 2014 to develop 360,000 s.f. mall anchored by Saks Fifth Avenue store is targeted to open on August 25, 2016. Source: Honolulu Star Advertiser, Hawaii Community Development Authority, Honolulu Rail Transit, Hawaii Airports Modernization, Pacific Business News.

Hawaii Banking Market Note: Deposit data as of March 31, 2016. For consistency, total deposits at the regulated depository level. Source: SNL Financial 9 Total Deposits Market Rank Institution Type Ownership Branches (millions) Share 1 First Hawaiian Bank Bank Private - BNP 62 $16,054 38.3% 2 Bank of Hawaii Bank Public 70 13,545 32.3% 3 American Savings Bank Savings Bank Private - HEI 55 5,179 12.4% 4 Central Pacific Bank Bank Public 35 4,497 10.7% 5 Territorial Savings Bank Savings Bank Public 29 1,501 3.6% 6 Hawaii National Bank Bank Private 14 587 1.4% 7 Finance Factors Bank Private 13 420 1.0% 8 Ohana Pacific Bank Bank Private 2 103 0.2% Market Total 280 $41,886

Kauai (2) Oahu (27) Maui (4) Hawaii (2) CPB Branch Positioning ($ millions) March 31, 2016 10 Total Assets $5,242 Total Loans $3,309 Total Deposits $4,497 Total Branches 35

Relationship Banking Growth Opportunities 11  Launched a customer experience initiative to create a competitive advantage and differentiate ourselves from the rest of the market.  Identified and focused on select market niches.  Established a strategic alliance with a regional bank in Japan to develop more relationships with Japanese businesses and high net worth individuals.  Developed additional joint ventures with local real estate companies and developers.

Strong Loan Growth 12 1Q2016 net growth of $97 million, or 3.0% unannualized. $4,030 $3,042 $2,169 $2,064 $2,204 $2,631 $2,932 $3,212 $3,309 $- $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 $4,500 2008 2009 2010 2011 2012 2013 2014 2015 1Q2016 Balances Outstanding Comml Mtg Construct/Dev C&I Consumer/Other Res Mtg Million s

Core Deposit Franchise 13 $4.5 billion in deposits as of 3/31/2016, with total core deposits at 81% Noninterest-Bearing DDA 25% Interest-Bearing DDA 19% Savings & Money Mkt 33% CDs < $100M 5% CDs > $100M 4% Government CDs 14%

Total Deposit Cost Advantage 14 Note: National peer group is comprised of publicly traded U.S. banks with total assets between $3 and $5 billion. Source: SNL Financial 1.63% 1.09% 0.64% 0.30% 0.14% 0.11% 0.09% 0.09% 0.11% 2.41% 1.67% 1.09% 0.79% 0.56% 0.42% 0.36% 0.37% 0.39% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 2008 2009 2010 2011 2012 2013 2014 2015 1Q2016 CPF Peer

$122 $500 $303 $195 $90 $47 $42 $16 $16 $- $100 $200 $300 $400 $500 $600 2008 2009 2010 2011 2012 2013 2014 2015 1Q2016 Million s C&D Comml Mtg Res Mtg C&I/Other Significantly Reduced NPAs 15 0.30% of Total Assets

Strong Reserve Coverage 16 Note: National peer group is comprised of publicly traded U.S. banks with total assets between $3 and $5 billion. Source: SNL Financial 2.97% 6.75% 8.89% 5.91% 4.37% 3.19% 2.53% 1.97% 1.88% 1.50% 1.93% 1.97% 1.82% 1.61% 1.44% 1.22% 1.07% 1.04% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% 10.00% ALLL/Total Loans CPF Peer

Technology & Efficiency Enhancements 17 2014/ 2015 Completed 2016 Underway  Outsourced the Core System – Established a data governance foundation and a more disciplined IT resource management model.  Outsourced Items Processing – Under declining processing volumes, converted IP related fixed costs to variable costs.  Implemented Predictive Analytics – Improved customer targeting and increased direct marketing response rates.  Teller & Sales Branch Automation – Branch platform upgrade including integrated front to back office image based workflows.  Enterprise Data Warehouse – Centralized, comprehensive store of all customer, product, channel, transaction, and organizational information to increase power and results of predictive analytics.  Customer Relationship Management System – Single view of customer relationship, history and individualized needs assessment. Mortgage Loan Origination System Conversion– Improve end-to- end workflow and convert into a paperless process.

40% 60% 80% 100% 120% 2008 2009 2010 2011 2012 2013 2014 2015 1Q2016 Efficiency Ratio Targeting Improved Efficiency Ratio 18  Normalize balance sheet composition and net interest income over time.  Improve efficiencies by leveraging data warehouse and branch automation functionalities.  Enhance customer profitability post-development of CRM and predictive analytics.  Identify staffing and occupancy optimization opportunities through benchmarking study. 1Q2016 Efficiency Ratio: 66.58%

Capital Optimization 19  Reinstated quarterly cash dividend of $0.08 per share in 3Q2013.  Increased cash dividend by 25%, 20%, and 17% in 3Q2014, 1Q2015, 4Q2015, respectively.  Aggregate cash dividends of $51 million returned to our shareholders since 3Q2013.  Share repurchase activity to optimize the capital structure.  Repurchased over 11 million shares of CPF common stock at a total cost of $240 million through 1Q2016.  Capital ratios remain strong as of 3/31/2016:  Common Equity Tier 1 Capital: 12.5%  Total Risk Based Capital: 15.8%  Tier 1 Risk Based Capital: 14.5%  Tier 1 Leverage Capital: 10.8%

Shareholder Value Drivers 20 Strong Hawaii Market Relationship Banking Growth Opportunities Asset Quality Improvements Technology & Efficiency Enhancements Capital Optimization

APPENDIX 21

Financial Highlights

($ in millions)	3mos ended 3/31/2016	Year Ended December 31, 2015	2014	2013	2012	2011
Balance Sheet (period end data)						
Loans and leases	$3,309.0	$3,211.5	$2,932.2	$2,630.6	$2,203.9	$2,064.4
Total assets	5,242.2	5,131.3	4,853.0	4,741.2	4,370.4	4,132.9
Total deposits	4,496.6	4,433.4	4,110.3	3,936.2	3,680.8	3,443.5
Total shareholders' equity	509.4	494.6	568.0	660.1	504.8	456.4
Income Statement						
Net interest income	$39.2	$149.5	$143.4	$133.1	$119.7	$117.8
Provision (credit) for loan & lease losses	(0.7)	(15.7)	(6.4)	(11.3)	(18.9)	(40.7)
Other operating income	10.2	39.0	43.8	54.9	55.7	50.2
Other operating expense (excl goodwill)	32.9	131.2	132.8	139.5	146.9	172.1
Income taxes (benefit)	6.1	27.1	20.3	(112.2)	0.0	0.0
Net income	11.1	45.9	40.5	172.1	47.4	36.6
Profitability						
Return on average assets	0.87%	0.92%	0.85%	3.73%	1.13%	0.90%
Return on avg shareholders' equity	8.85%	8.91%	6.80%	27.70%	9.81%	9.83%
Efficiency ratio	66.58%	69.61%	70.93%	74.20%	84.19%	102.36%
Net interest margin	3.33%	3.30%	3.32%	3.19%	3.10%	3.09%
Capital Adequacy (period end data)						
Tier 1 leverage capital ratio	10.8%	10.7%	12.0%	13.7%	14.3%	13.8%
Total risk-based capital ratio	15.8%	15.7%	18.2%	21.6%	23.8%	24.2%
Asset Quality						
Net loan charge-offs/avg loans	0.05%	-0.16%	0.12%	0.05%	0.32%	1.42%
Nonaccrual loans/total loans (period end)	0.44%	0.44%	1.33%	1.58%	3.60%	6.49%

22

CENTRAL PACIFIC FINANCIAL CORP

Loan and Credit Composition 23 ($ in Millions) Balance % Balance % $ % Hawaii Portfolio Residential Mortgage $1,459 44% $1,300 44% $159 12% Commercial Mortgage 646 20% 586 20% 60 10% Commercial & Ind/Leasing 358 11% 318 11% 40 13% Construction 98 3% 109 4% -11 -10% Consumer & Other 270 8% 253 9% 17 7% Total Hawaii Portfolio $2,831 86% $2,566 86% $265 10% Mainland Portfolio Commercial Mortgage $127 4% $115 4% $12 10% Commercial & Industrial 177 5% 182 6% -5 -3% Construction 3 0% 4 0% -1 -25% Consumer 171 5% 101 3% 70 69% Total Mainland Portfolio $478 14% $402 14% $76 19% Total Loan Portfolio $3,309 100% $2,968 100% $341 11% 3/31/2016 3/31/2015 Change Ad de d t o PP T

Nonperforming Portfolio Marked to Market 24 [1] NPA includes nonaccrual loans, loans held for sale, and other real estate owned. [2] Net losses includes charge-offs, write-downs, losses on sale, and recoveries to date in respective loan buckets. Note: NPAs are evaluated for impairment on a quarterly basis under ASC 310-10-35 (FAS114). ($ in Millions) 3/31/16 NPA Balance [1] Net Losses to Date [2] Total UPB Current Reserves Balance Net of Reserves Effective Mark Hawaii Residential Mortgage $6.8 $0.9 $7.7 $0.0 $6.8 88% Commercial Mortgage 6.9 0.9 7.8 0.0 6.9 88% C&I/Leasing 2.2 0.1 2.3 0.5 1.7 74% Construction 0.0 0.0 0.0 0.0 0.0 0% Total Hawaii Portfolio $15.9 $1.9 $17.8 $0.5 $15.4 87% Total Mainland Portfolio 0.0 0.0 0.0 0.0 0.0 0% Total Nonperforming Assets $15.9 $1.9 $17.8 $0.5 $15.4 87%

Stable Net Interest Margin 25  NIM has been stable for over 2 years.  Expect NIM to be in the 3.25 t0 3.35% range over the next couple of quarters.  Future improvements in the NIM will result from continuing to grow the loan portfolio and stabilizing the investment and loan yields. 4.02% 3.62% 2.91% 3.09% 3.10% 3.19% 3.32% 3.30% 3.33% 2.00% 3.00% 4.00% Net Interest Margin -3.41% 1.51% -4.52% 0.22% -5% -4% -3% -2% -1% 0% 1% 2% 12-Month Rate Sensitivities (as of 12/31) 2014 Sensitivities 2015 Sensitivities -100 b.p. +200 b.p.

CPF Peer Comparison- 1Q2016 26 [1] NPA includes nonaccrual loans, loans held for sale, and other real estate owned. Source: SNL Financial. National peer group is comprised of publicly traded U.S. banks with total assets between $3 and $5 billion. Financial data for CPF and National PG as of March 31, 2016. Market data as of May 6, 2016. Central Pacific Financial Corp. National PG Median Total Assets ($mm) 5,242 3,906 ROAA 0.9% 0.8% ROATCE 8.9% 9.4% Net Interest Margin 3.3% 3.4% Efficiency Ratio 66.6% 61.5% ALLL/Gross Loans 1.9% 1.0% NPAs¹/Total Assets 0.3% 1.0% NCOs/Avg. Loans 0.1% 0.1% TCE/TA 9.6% 9.9% Total RBC Ratio 15.8% 14.2% Price/Tang. Book Value 142.0% 145.0% Current Dividend Yield 2.3% 2.1% LTM Dividend Payout Ratio 36.0% 44.4% Capital Position LTM Profitability Asset Quality Valuation